Exhibit 5.1

[Squire Patton Boggs (US) LLP Letterhead]

May 4, 2022

Amerant Bancorp Inc.

220 Alhambra Circle

Coral Gables, Florida 33134

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Amerant Bancorp Inc., a Florida corporation (the “Company”) and its subsidiary, Amerant Florida Bancorp (the “Guarantor”) in connection with the registration statement on Form S-4 (the “Registration Statement”), filed by the Company and the Guarantor, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $30,000,000 aggregate principal amount of the Company’s 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “New Notes”) and the related guarantee of the New Notes (the “New Guarantee” and, together with the New Notes, the “New Securities”) by the Guarantor, which are to be offered (the “Exchange Offer”) by the Company in exchange for an equal principal amount of the Company’s outstanding unregistered 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Old Notes”) and the related guarantee of the Old Notes (the “Old Guarantee” and, together with the Old Notes, the “Old Securities”) by the Guarantor. The New Securities are to be issued in accordance with the provisions of the Indenture, dated as of March 9, 2022 (the “Indenture”) by and between the Company, the Guarantor, and UMB Bank, National Association, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 9, 2022, by and among the Company and the purchasers of the Old Securities.

In connection herewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Registration Statement and the related form of prospectus included therein (including all exhibits thereto) in the form in which it was transmitted to the Commission under the Securities Act; (ii) the Indenture; (iii) the Registration Rights Agreement; (iv) the Old Securities; (v) the forms of the New Securities; (vi) the organizational documents of the Company and the Guarantor; (vii) minutes and records of the corporate proceedings of the Company and the Guarantor, including the Board of Directors of the Company and the Guarantor related to the Registration Statement and the Exchange Offer, and the issuance of the New Securities. In addition to the foregoing, we have made such investigations of law and fact as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company and the Guarantor) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company and the Guarantor), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company, the Guarantor, and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, and (vii) that the officers and directors of the Company and the Guarantor have properly exercised their fiduciary duties. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company and the Guarantor.

Based on the foregoing, we are of the opinion that the New Notes, when duly executed, authenticated, issued and delivered in exchange for the Old Notes in accordance with the terms of the Indenture and the Exchange Offer, will constitute a valid and legally binding obligation of the Company and the Guarantor.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

(b) We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the internal law of the States of New York and Florida, and the Delaware General Corporation Law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SQUIRE PATTON BOGGS (US) LLP